Exhibit 99.1

News Release

NU Reports First Quarter 2014 Results

(HARTFORD, Conn. and BOSTON, Mass. – May 1, 2014)  Northeast Utilities (NYSE: NU) today reported first quarter 2014 earnings of $236 million, or $0.74 per share, compared with earnings of

$228.1 million, or $0.72 per share, in the first quarter of 2013.  Excluding integration costs of

$5.8 million in 2014 and $1.8 million in 2013, NU earned $241.8 million, or $0.76 per share, in the first quarter of 2014, compared with earnings of $229.9 million, or $0.73 per share, in the first quarter of 2013.

Thomas J. May, NU chairman, president and chief executive officer, said, “These financial results are consistent with our previously announced recurring earnings guidance of between $2.60 and $2.75 per share for this year and represent a strong start to 2014.”

Also today, the NU Board of Trustees declared a regular quarterly dividend of $0.3925 per share, payable June 30, 2014 to shareholders of record as of May 30, 2014.

Electric Distribution and Generation

NU’s electric distribution and generation segment earned $112.2 million in the first quarter of 2014, compared with earnings of $99.5 million in the first quarter of 2013.  Improved results primarily reflect colder weather in the first quarter of 2014, compared with the same period of 2013.  First quarter 2014 heating degree days in Boston and Hartford averaged approximately 14 percent higher than 2013 levels and 12 percent above normal.  As a result, NU’s retail electric sales in the first quarter of 2014 were 4 percent higher than 2013 levels.  They were 1.3 percent higher on a weather adjusted basis.

Electric Transmission

NU’s transmission segment earned $74.9 million in the first quarter of 2014, compared with $79.9 million in the first quarter of 2013.  Lower transmission earnings were due primarily to a higher effective tax rate in the first quarter of 2014.  A state tax settlement last year resulted in a lower effective tax rate at both The Connecticut Light and Power Company (CL&P) and NU parent in the first quarter of 2013, compared with the same period of 2014.

Earnings of Electric Utility Subsidiaries (net of preferred dividends)

CL&P earned $77.9 million in the first quarter of 2014, compared with earnings of $83.6 million in the first quarter of 2013.  Results reflect a higher effective tax rate in the first quarter of 2014 due to the impact last year of the previously mentioned 2013 tax settlement.  The higher tax rate was partially offset by a

4.7 percent increase in retail sales in the first quarter of 2014, compared with the first quarter of 2013.

NSTAR Electric earned $57.6 million in the first quarter of 2014, compared with earnings of $47.6 million in the first quarter of 2013.  Improved results were due in part to a 3.2 percent increase in retail sales in the first quarter of 2014, compared with the first quarter of 2013, and higher transmission earnings.

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Public Service Company of New Hampshire earned $32.6 million in the first quarter of 2014, compared with earnings of $29 million in the first quarter of 2013.  Improved results reflect a 4.2 percent increase in retail sales in the first quarter of 2014, compared with the first quarter of 2013.

Western Massachusetts Electric Company earned $18.1 million in the first quarter of 2014, compared with earnings of $18.6 million in the first quarter of 2013.

Natural Gas Distribution

NU’s natural gas distribution segment, which includes both Yankee Gas Services Company and NSTAR Gas Company, earned $52.1 million in the first quarter of 2014, compared with earnings of $43.3 million in the first quarter of 2013.  Improved results primarily reflect much colder weather in 2014, which increased firm natural gas sales.  NU’s firm natural gas sales were 15.5 percent higher in the first quarter of 2014 as compared to the first quarter of 2013.  They rose 3.6 percent on a weather-adjusted basis.

NU parent and other companies

NU parent and other companies earned $2.6 million in the first quarter of 2014, excluding $5.8 million of integration-related expenses, compared with earnings of $7.2 million in the first quarter of 2013, excluding $1.8 million of integration-related expenses.  The results primarily reflect a higher effective tax rate in the first quarter of 2014 due to the impact last year of the 2013 tax settlement.  The following table reconciles earnings per share for the first quarters of 2014 and 2013.

		First Quarter
2013	Reported EPS	$0.72
	Higher electric sales in 2014	$0.03
	Higher firm natural gas sales in 2014	$0.04
	Lower non-tracked O&M in 2014	$0.02
	Higher property tax, depreciation expense in 2014	($0.02)
	Lower transmission earnings in 2014	($0.02)
	Lower NU parent and other in 2014, ex. integration expenses	($0.01)
	Other	($0.01)
	Higher integration costs in 2014	($0.01)
2014	Reported EPS	$0.74

Financial results for the first quarters of 2014 and 2013 for NU’s business segments and NU parent and other companies are noted below:

Three months ended:

(in millions, except EPS)	March 31, 2014	March 31, 2013	Increase/ (Decrease)	2014 EPS[1]
Electric Distribution/Generation	$112.2	$99.5	$12.7	$0.35
Natural Gas Distribution	$52.1	$43.3	$8.8	$0.16
Electric Transmission	$74.9	$79.9	($5.0)	$0.24
NU Parent and Other Companies, ex. integration expenses	$2.6	$7.2	($4.6)	$0.01
Earnings, ex. integration expenses	$241.8	$229.9	$11.9	$0.76
Integration expenses	($5.8)	($1.8)	($4.0)	($0.02)
Reported Earnings	$236.0	$228.1	$7.9	$0.74

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Retail sales data:

	March 31, 2014	March 31, 2013	% Change Actual	% Change Weather Norm.
Electric distribution
Gwh for three months ended	14,348	13,796	4.0%	1.3%

Natural Gas Distribution
Firm volumes in mmcf for three months ended	45,550	39,422	15.5%	3.6%

NU has approximately 316 million common shares outstanding.  It operates New England’s largest energy delivery system, serving approximately 3.6 million customers in Connecticut, Massachusetts and New Hampshire.

CONTACT:

Jeffrey R. Kotkin

(860) 665-5154

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Note: NU will webcast a conference call with senior management on May 2, 2014, beginning at 9 a.m. Eastern Time. The webcast can be accessed through NU’s website at www.nu.com.

1 All per share amounts in this news release are reported on a diluted basis.  The only common equity securities that are publicly traded are common shares of NU parent.  The earnings and EPS of each business do not represent a direct legal interest in the assets and liabilities allocated to such business, but rather represent a direct interest in NU's assets and liabilities as a whole.  EPS by business is a non-GAAP (not determined using generally accepted accounting principles) measure that is calculated by dividing the net income or loss attributable to controlling interests of each business by the weighted average diluted NU parent common shares outstanding for the period.  In addition, first quarter 2014 and 2013 earnings and EPS excluding certain integration expenses related to the April 10, 2012 closing of the merger between NU and NSTAR are non-GAAP financial measures.  Management uses these non-GAAP financial measures to evaluate earnings results and to provide details of earnings results by business and to more fully compare and explain our first quarter 2014 and 2013 results without including the impact of the non-recurring integration costs.  Management believes that this measurement is useful to investors to evaluate the actual and projected financial performance and contribution of NU’s businesses.  Non-GAAP financial measures should not be considered as alternatives to NU consolidated net income attributable to controlling interests or EPS determined in accordance with GAAP as indicators of NU’s operating performance.

This news release includes statements concerning NU’s expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts.  These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases, readers can identify these forward-looking statements through the use of words or phrases such as “estimate, “expect,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “should,” “could,” and other similar expressions.  Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements.

Factors that may cause actual results to differ materially from those included in the forward-looking statements include, but are not limited to, cyber breaches, acts of war or terrorism, or grid disturbances; actions or inaction of local, state and federal regulatory and taxing bodies; changes in business and economic conditions, including their impact on interest rates, bad debt expense and demand for NU’s products and services; fluctuations in weather patterns; changes in laws, regulations or regulatory policy; changes in levels or timing of capital expenditures; disruptions in the capital markets or other events that make NU’s access to necessary capital more difficult or costly; developments in legal or public policy doctrines; technological developments; changes in accounting standards and financial reporting regulations; actions of rating agencies; and other presently unknown or unforeseen factors. Other risk factors are detailed from time to time in NU’s reports filed with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which such statement is made, and NU undertakes no obligation to update the information contained in any forward-looking statements to reflect

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developments or circumstances occurring after the statement is made or to reflect the occurrence of unanticipated events.

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